UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2010

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 17, 2010 the board of directors of Suspect Detection Systems Inc. (the "Company") determined, based upon comments received from the Securities and Exchange Commission (the "Commission") to our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009, filed with the Commission on April 14, 2010 (the “Annual Report”) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 18, 2010, discovered certain errors in the calculation of the goodwill, non-controlling interest and net loss attributable to non-controlling interest accounts in the Company's financial statements for the fiscal year ended December 31, 2009.  The error resulted in an understatement of goodwill and shareholders’ equity, net accounts in the amount of $186,435.  The understatement of the shareholders’ equity, net account was composed of the understatement of non-controlling interest account in the amount of $184,475 and the understatement of the shareholders’ equity account in the amount of $1,960.

As a result of the SEC’s comments, we will be amending the Annual Report following the new audit opinion of Davis Accounting Group P.C. on the Company’s financial statements for the fiscal year ended December 31, 2009. Our CFO has discussed the foregoing matter with Ted Davis, a partner at Davis Accounting Group P.C., the Company’s independent public auditors. As of date, Davis Accounting Group P.C. has not completed its audit of the Company’s restated financial statements for the fiscal year ended December 31, 2009.

We intend to file as soon as practicable amendments to the Annual Report and our Quarterly Reports on Form 10-Q for these periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Gil Boosidan
Name: Gil Boosidan
Title: Chief Executive Officer

Date:  December __, 2010